Exhibit 99.1

Syros Announces $35 Million Private Placement

CAMBRIDGE, Mass.—(BUSINESS WIRE) — April 21, 2017— Syros Pharmaceuticals (NASDAQ:SYRS), a biopharmaceutical company pioneering the discovery and development of medicines to control the expression of disease-driving genes, announced today that it has entered into a stock purchase agreement with several institutional accredited investors for the private placement of 2,592,591 shares of common stock at a purchase price of $13.50 per share, yielding expected gross proceeds of $35 million.  The purchase price for the shares represents an 8.8% discount to the average closing price of the Company’s common stock over the 30 trading days prior to the entry into the stock purchase agreement.  The private placement is expected to close on or about April 26, 2017, subject to the satisfaction of customary closing conditions.

The private placement was anchored by Samsara BioCapital, a new biotech investment firm founded by Srini Akkaraju, M.D., Ph.D., alongside a number of existing and new institutional investors.  J.P. Morgan Securities LLC and Cowen and Company, LLC acted as placement agents to the Company in connection with the offering.

Net proceeds from this offering are expected to be used to advance the Company’s research and development programs, including the clinical development of SY-1425 in genomically defined subsets of patients with acute myeloid leukemia and myelodysplastic syndrome, and the planned Phase 1 clinical trial of SY-1365 in patients with advanced solid tumors.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.  The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of common stock to be issued and sold in the private placement no later than the 30th day after the closing of the offering.  Any offering of the securities under the resale registration statement will only be by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Syros Pharmaceuticals

Syros Pharmaceuticals is pioneering the understanding of the non-coding region of the genome to advance a new wave of medicines that control expression of disease-driving genes. Syros has built a proprietary platform that is designed to systematically and efficiently analyze this unexploited region of DNA in human disease tissue to identify and drug novel targets linked to genomically defined patient populations. Because gene expression is fundamental to the function of all cells, Syros’ gene control platform has broad potential to create medicines that achieve profound and durable benefit across a range of diseases. Syros is currently focused on cancer and immune-mediated diseases and is advancing a growing pipeline of gene control medicines. Syros’ lead drug candidates are SY-1425, a selective RARα agonist in a Phase 2 clinical trial for genomically defined subsets of patients with acute myeloid leukemia and myelodysplastic syndrome, and SY-1365, a selective CDK7 inhibitor with potential in a range of solid tumors and blood cancers. Led by a team with deep experience in drug discovery, development and commercialization, Syros is located in Cambridge, Mass.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the use of proceeds from the private placement, the filing of a registration statement to register the resale of the shares to be issued and sold in the private placement, and the benefits of Syros’ gene control platform. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: Syros’ ability to: advance the development of its programs, including SY-1425 and SY-1365, under the timelines it projects in current and future clinical trials; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; replicate scientific and non-clinical data in clinical trials; successfully develop a companion diagnostic test to identify patients with biomarkers associated with the RARA super-enhancer; obtain and maintain necessary regulatory approvals; identify, enter into and maintain collaboration agreements with third parties; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies; risks described under the caption “Risk Factors” in Syros’ Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission; and risks described in other filings that Syros makes with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syros expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Media Contact:

Naomi Aoki

Syros Pharmaceuticals

617-283-4298

naoki@syros.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannahd@sternir.com